UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): January 6, 2005

OAK HILL FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Ohio (State or jurisdiction of incorporation)	0-26876 (Commission or file number)	31-1010517 (IRS Employer identification number)

14621 S. R. 93
Jackson, OH 45640
(Address of principal executive offices)

(740) 286-3283
(Registrant’s phone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 8.01	Other Events

Oak Hill Financial, Inc. sold the consumer loan portfolio of its Action Finance Company subsidiary on December 31, 2004. The portfolio, which was comprised of small consumer and second mortgage loans, totaled $9.2 million. Concurrent with the sale, Oak Hill Financial is discontinuing the operations of Action Finance and closing its five retail lending offices in Southern Ohio. The company expects to take a one-time after-tax charge of $2.3 million pursuant to the sale of the Action Finance portfolio and the cessation of its activities.

Keefe, Bruyette, and Woods served as financial advisor and Porter, Wright, Morris, and Arthur provided legal representation to Oak Hill Financial in connection with this transaction.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99	Press release of Oak Hill Financial, Inc., issued January 4, 2005.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005	Oak Hill Financial, Inc. /s/ Ron J. Copher Ron J Copher Chief Financial Officer, Treasurer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99	Press release of Oak Hill Financial, Inc., issued January 4, 2005.